Exhibit 99.2

Chordiant  Software to Trade Under Symbol CHRDE on The NASDAQ Stock Market

CUPERTINO, CA--(MARKET WIRE)--Feb 17, 2005 -- Chordiant Software, Inc. (NasdaqNM:CHRD - News) today announced it will begin trading under the symbol (NasdaqNM:CHRD - News) effective February 17, 2005. The addition of the "E" to the Company's trading symbol indicates that the Company has not filed its Form 10-Q for the quarter ended December 31, 2004.

Nasdaq notified Chordiant on February 15, 2005 that its securities are subject to delisting from the Nasdaq National Market due to non-compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all periodic reports with the Securities and Exchange Commission. In accordance with the Nasdaq Marketplace Rules, the Company intends on requesting a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq National Market. Pending a decision by the Nasdaq Listing Qualifications Panel, the company's securities will remain listed on the Nasdaq National Market.

Chordiant said that it expects to release its financial results for the first quarter of its 2005 fiscal year, ended December 31, 2004, in the next few weeks.

About Chordiant Software, Inc.
Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications. Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability. Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

SAFE HARBOR
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, additional difficulties in completing the year-end audit of our financial statements for the fiscal year ended September 30, 2004, additional difficulties in completing and filing our quarterly report on Form 10-Q for the fiscal period ended December 31, 2004, interpretations of accounting principles which may impact the amount of revenues which may be recognized by Chordiant in the periods reported, difficulties in the implementation of our new financial information system, and difficulties in hiring and retaining staff for our finance department. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended and our Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com